DESIGN PATENT TRANSFER AND SALE AGREEMENT

THIS AGREEMENT (hereinafter: "the Agreement") made this day of December 13, 2010 between Baby All Corp. from 113 Barksdale, Newark 19711 (hereinafter: “the Buyer”) and Mrs. Julie Franchi from 55 Wheelock Street, Canajoharie, New York 13317 (hereinafter: "Seller”).

WITNESSETH:

WHEREAS, the SELLER desires to sell and transfer design 380828 to the Buyer, and the buyer desires to buy and acquire the Design Patent.

NOW, THEREFORE, in consideration of the receipt of the payments specified hereunder, the parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	"The Design Patent": United States Design Patent: 380828 titled "Infant Medicine Dispenser"

2.	CONVEYANCE OF RIGHTS (ASSIGNMENT)

2.1.
SELLER hereby transfers, assigns, and relinquishes exclusively to the Buyer all of its rights, title, and interest in and to, the Design Patent, free and clear of any lien, claim, license, in perpetuity.

3.	CONSIDERATION

3.1	In consideration for the transfer of rights in the Design Patent under this Agreement, Buyer shall pay SELLER US$ 5,000 (Five thousand United States Dollars).

3.1.1	The consideration will be paid to the bank account designated by the Seller.

4.	WARRANTIES OF TITLE

4.1	SELLER’s Representations and obligations.

SELLER represents and warrants that the execution, delivery and performance of this Agreement does not and will not constitute a breach of any law, agreement or instrument to which SELLER is a party or by which it is bound.

4.2	SELLER's Representations.

SELLER represents and warrants that there are no agreements or arrangements in effect permitting the use, marketing, distribution, licensing, or promotion of the Design Patent by any third party.

5.	MISCELLANEOUS

a.
The parties agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clause herein.

b.
This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of ISRAEL. It is hereby agreed between the parties to this Agreement that all disputes arising from the terms and/or subject matter of this Agreement shall be submitted to the jurisdiction of the appropriate courts of Tel Aviv, Israel.

c.
All notices provided for in this Agreement shall be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses set forth below, or to such other address or addresses as either party may later specify by written notice to the other:

If to SELLER:
Julie Franchi
55 Wheelock Street,
Canajoharie, New York 13317

If to Buyer
Baby All Corp.
113 Barksdale, Newark 19711

d.
No delay or omission by the parties in exercising any right under this Agreement shall operate as a waiver of that or any right.  A waiver or consent given by the parties or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

e.	The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope of any section of this Agreement.

f.	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

g.	This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date shown above.

By (Signature):		By (Signature):

Name: Buyer :	Baby All Corp	Name: Seller	Julie Franchi

Title:		Title: